EXHIBIT 10.20

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ASTERISKS DENOTE SUCH OMISSIONS.

                                LICENSE AGREEMENT

         This License Agreement (this "Agreement") is made effective February 7, 1997, by and between Upsher-Smith Laboratories, Inc., a Minnesota corporation ("USL"), having its principal offices at 14905 23rd Avenue North, Minneapolis, Minnesota 55447, and Kos Pharmaceuticals, Inc., a Florida corporation ("Kos"), having its principal offices at 1001 Brickell Bay Drive, Suite 2502, Miami, Florida 33131.

                                    RECITALS

         A. USL is the sole and exclusive owner, by way of assignment, of the entire right, title and interest in and to U.S. Patent No. 5,126,145 issued to Evenstad, et. al. on June 30, 1992 and entitled "Controlled Release Tablet Containing Water Soluble Medicament" and to U.S. Patent No. 5,268,181 issued to O'Neill, et. al. on December 7, 1993 and entitled "Method of Using Niacin to Control Nocturnal Cholesterol Synthesis."

         B.       Kos is the sole and exclusive owner, by way of
                  assignment, of the entire right, title and interest in and to U.S. patent application entitled ***************
                  ****************************************************
                  ***************** which was assigned Serial No.
                  ********** and filed on ****************.

         C. The United States Patent and Trademark Office (the "PTO") has referred certain claims contained in the Kos U.S. patent application, Serial No. **********, to the PTO's Board of Patent Interference for determination of whether to declare an interference proceeding between such claims and certain claims contained in the USL U.S. Patent No. 5,268,181, as set forth in Exhibit A attached hereto (hereinafter the "Potential Interference").

         D. In order to avoid the cost and delays of various conflicts, including the Potential Interference, between the parties, and regardless of whether the ultimate resolution of such conflicts would require such licenses,
                  (i) Kos desires to acquire a license under the two above listed patents owned by USL for the purpose of developing, manufacturing, using and selling products and methods covered by one or more claims in such USL patents and USL desires to grant to Kos such a license, and (ii) USL desires to acquire a license under the above referenced U.S. patent application owned by Kos for the purpose of developing, manufacturing, using and selling products and methods covered by the claims of a patent maturing from such U.S. patent application and Kos desires to grant to USL such a license.


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                                    AGREEMENT

ARTICLE 1.  DEFINITIONS

         The following capitalized terms shall have the meanings assigned to them below.

         1.1 "Evenstad Patent" shall mean U.S. Patent No. 5,126,145 of Evenstad, et. al. entitled Controlled Release Tablet Containing
Water Soluble Medicament, any and all continuation, continuation-in-part, divisional, provisional, reissue, re-examination, extension, and renewal applications for U.S. patent and U.S.
patents maturing therefrom, and any and all corresponding foreign patent applications, PCT and EPC applications and foreign patents issued therefrom, as listed on Exhibit B attached hereto.

         1.2 "O'Neill Patent" shall mean U.S. Patent No. 5,268,181 of O'Neill, et. al. entitled Method of Using Niacin to Control
Nocturnal Cholesterol Synthesis, any and all continuation, continuation-in-part, divisional, provisional, reissue, re-examination, extension, renewal applications for U.S. patent and U.S. patents maturing therefrom, and any and all corresponding foreign patent applications, PCT and EPC applications and foreign patents issued therefrom, as listed on Exhibit C attached hereto.

         1.3 "Kos Patent Appln" shall mean U.S. patent application entitled
***************************************************************************
******** which was assigned Serial No. ********** and filed ****************, which is a continuation-in- part of U.S. patent application entitled ********* *************************************************************************, which was assigned Serial No. ********** and filed on ******************, which is now abandoned, and any and all continuation, continuation-in-part, divisional, reissue, reexamination, extension, provisional, renewal applications for U.S. patent and U.S. patents maturing therefrom, and any and all corresponding foreign patent applications, PCT and EPC applications and foreign patents issued therefrom, as listed on Exhibit D attached hereto. The parties agree that Kos Patent Appln shall not include any new inventions claimed in a patent application with an effective filing date after the effective date of this Agreement, regardless of whether such new invention relates to niacin or methods of use of niacin.

         1.4 "License Agreement Year" shall mean each calendar year commencing on January 1 and ending on December 31 during the term of this Agreement.

         1.5 "Licensed Patent(s)" shall mean the Evenstad Patent and the O'Neill Patent. The parties agree that Licensed Patents shall not include any new inventions claimed in a patent application with an effective filing date after the effective date of this

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Agreement, regardless of whether such new invention relates to niacin or methods of use of niacin.

         1.6 "Licensed Product" shall mean any product or part thereof the manufacture, sale, offer for sale, use, importation, or distribution of which is covered by a valid and enforceable claim of a Licensed Patent; provided that such product contains, or relates to the administration of, niacin.

         1.7 "License Quarter" shall mean the periods consisting of three consecutive calendar months commencing on the first day of January, April, July and October during each License Agreement Year.

         1.8 "Net Sales" of Licensed Products shall mean the gross revenues generated by the sales by Kos to the final customer of Kos of Licensed Products less (i) all shipping, freight, duties, taxes, and trade discounts actually allowed in the ordinary course of Kos' business, and (ii) the aggregate sales price of products reasonably credited or refunded to the purchaser or customer for returned, spoiled, damaged, outdated, or defective goods.

         1.9 "Niaspan(R) Product" shall mean any oral sustained release product which contains niacin as the principal active medicament and which is administered once-a-day at night.

         1.10 "Sublicensee" shall mean, with respect to USL, any person or entity to which USL has granted a sublicense in accordance with the provisions of Section 6.2 and, with respect to Kos, any person or entity to which Kos has granted a sublicense in accordance with the provisions of Section 2.2.

         1.11 "Territory" shall mean worldwide.

         1.12 "USL Product" shall mean any product formulated, designed or otherwise developed by or for USL in which its manufacture, use or sale is covered by a Licensed Patent.

ARTICLE 2.  GRANT OF LICENSE TO KOS

         2.1 LICENSE. USL hereby grants and Kos hereby accepts an exclusive, except for USL's rights pursuant to Section 2.3, license (the "License") to (i) develop, have developed, make, have made, use, modify, enhance, export, import, distribute, transfer, offer for sale and sell Licensed Products, and (ii) grant sublicenses as provided in Section 2.2 hereof, in the Territory.

         2.2 SUBLICENSES. The License shall be non-transferable, except as permitted under Section 11.1; provided, however, that Kos shall have the right to grant sublicenses of its rights under this License Agreement to allow third parties to manufacture, sell, use

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or distribute Licensed Products designed, formulated, or otherwise developed by or for Kos.

         2.3 USL RIGHTS. USL expressly reserves to itself the following rights, and no others: (i) the right to make, use and sell any USL Product; (ii) the right to have any USL Product manufactured by an agent or designee of USL for re-sale by USL; (iii) the right to have any USL Product in which its manufacture, use or sale is not covered by a claim in the Kos Patent Appln sold, distributed, or marketed on behalf of USL in the Unites States by a third party either alone or in conjunction with USL; and (iv) the right to license to third parties the right to make, use, or sell USL Products outside the United States.

ARTICLE 3.  CONSIDERATION FOR LICENSE

         3.1 LICENSE FEE. As consideration for entering into this Agreement, Kos shall pay USL the aggregate amount of ************* *************************, which amount shall be payable as follows: (i) ************************************* shall be paid upon the execution of this Agreement, (ii) ************************ ************ shall be due and payable on December 31, 1997, and
(iii) ************************************* shall be due and payable on the first anniversary of the date of this Agreement.
The foregoing amount is non-refundable, and shall not be credited against any payments otherwise due under this Agreement.

         3.2      ROYALTY PAYMENTS.

                  3.2.1 As additional consideration for entering into this Agreement, Kos shall pay USL a royalty of ***************** of Net Sales by Kos of Licensed Products sold in the Territory. USL agrees that Kos' obligation to pay the ** royalty on Net Sales of Licensed Products shall be limited to only those countries in which USL maintains a valid and enforceable Licensed Patent.

                  3.2.2 As additional consideration for entering into this Agreement, during the period commencing on the effective date of this Agreement and ending on the fourth anniversary of such date, Net Sales by Kos of a Niaspan(R) Product in the United States shall be included in the Net Sales of Licensed Products in the United States irrespective of whether the Niaspan(R) Product is covered by a claim in a Licensed Patent; provided that Kos' payment or agreement to pay a royalty on Net Sales of any Niaspan(R) Product shall not be deemed or construed to be an admission by Kos, and shall not serve as the basis for an inference, that the manufacture, distribution, use, importation, or sale by Kos of any Niaspan(R) Product infringes any claim contained in a Licensed Patent. In the event USL exercises its rights under a Licensed Patent pursuant to clause (iii) of Section 2.3, Kos shall not be obligated to pay any royalty on such sales of any Niaspan(R) Product

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unless such product otherwise constitutes a Licensed Product and Kos is obligated under Section 3.2.1 to pay a royalty on such sales of such product.

                  3.2.3 The four year royalty payments on "Niaspan(R) Products" (Section 3.2.2) and, during the four year period commencing on the effective date of this Agreement and ending on the earlier to occur of the fourth anniversary of such date or the date on which USL exercises its rights under a Licensed Patent pursuant to clause (iii) of Section 2.3, the "Minimum Royalty Payments" (Section 3.3) shall be due and payable regardless of the status or the continued existence of the Licensed Patents, and the right to receive such payments is a material inducement to cause USL to enter into this Agreement.

         3.3 MINIMUM ROYALTY PAYMENTS. Commencing with the 1998 License Agreement Year and extending for the remainder of the term of this Agreement, in order to maintain this Agreement in full force and effect Kos shall pay USL an annual minimum royalty (the "Minimum Royalty") in the aggregate amount of *** **********************************************. In the event that during any such year the aggregate amount of royalty payments payable by Kos under Section
3.2 are less than the Minimum Royalty, Kos shall pay USL the difference between such royalty payments and the Minimum Royalty at the same time Kos pays the royalties payable by Kos for the License Quarter ending on December 31 of such year.

         3.4 CAP ON ROYALTY PAYMENTS. Notwithstanding Section 3.2, (i) in no event shall Kos be obligated to pay royalty payments in excess of an aggregate of *********************************************************** during any
License Agreement Year on the Net Sales of Licensed Products sold in the United States, and (ii) in no event shall Kos be obligated to pay royalty payments in excess of an aggregate of **********************************************
************ during any License Agreement Year on the Net Sales of Licensed Products sold in all countries in the Territory other than the United States.

         3.5 SALES BY SUBLICENSEE. With respect to sales of a Licensed Product by a Sublicensee, Kos shall pay USL the royalty payment calculated in accordance with Section 3.2 based upon the Net Sales of such product by such Sublicensee.

         3.6 INVOICES, TAXES & TIMING OF ROYALTY PAYMENTS. All sales of a Licensed Product shall be deemed to have been made when invoiced. All royalties shall be paid in United States dollars and shall be reduced by the aggregate amount of taxes that Kos is required to deduct therefrom by a governmental agency (e.g. sales or use taxes, or mandatory withholding taxes on royalties), and Kos shall, if so required by USL, furnish to USL such evidence as may be necessary to claim double taxation relief. Any tax credits resulting from any such required deduction of taxes shall belong to

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USL. Royalties shall be paid quarterly within 60 days following the end of each
License Quarter and on termination of this Agreement within 60 days of the date on which such termination took effect.

         3.7 CURRENCY EXCHANGE. If any Licensed Product sold by Kos is invoiced in a currency other than U.S. dollars, then for the purpose of calculating royalties payable hereunder such currency shall be converted to U.S. dollars at the middle market spot rate therefor published in THE WALL STREET JOURNAL (U.S. Edition) on the last day of the License Quarter for which such payment is due.

         3.8 INTEREST. USL shall provide Kos with prompt written notice of any overdue payments owed by Kos. Payments required under this Agreement shall, if overdue and not paid within ten (10) days of the due date, bear interest from such due date until payment at an annual rate equal two (2) percentage points above the prime lending rate charged by Chase Manhattan Bank, N.A. The payment of such interest shall not foreclose USL from exercising any other rights it may have because any payment is late.

ARTICLE 4.  REPORTS, RECORDS & ACCOUNTING

         4.1 REPORTS. Kos will deliver to USL on or before sixty (60) days following the end of each License Quarter a written report stating (i) the amount of gross and Net Sales of Licensed Products in the United States, including in reasonable detail the permitted deductions from such gross sales,
(ii) the aggregate amount of gross and Net Sales of Licensed Products in countries other than the United States on a country by country basis, including in reasonable detail the permitted deductions from such gross sales, and (iii) the amount of royalties payable by Kos. Each such report shall be accompanied by the royalty payment due for such License Quarter, as provided in Article 3. Notwithstanding any other provision in this Section 4.1, Kos shall not be obligated to provide all or a portion of such a report following a License Quarter, other than following the final License Quarter of each License Agreement Year, in the event that Kos is not obligated to pay a royalty under this Agreement following such License Quarter on account of the operation of
Section 3.4. All payments and reports due under this Agreement shall be made in person or via the United States mail or private carrier to the following address:

                          Upsher-Smith Laboratories, Inc.
                          14905 23rd Avenue North
                          Minneapolis, Minnesota  55447
                          Facsimile No. (612) 476-4026
                          Attention: President

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         4.2 RECORDS. For a period of three (3) years, Kos shall keep at its principal place of business true and accurate records of all sales of Licensed Products in accordance with generally accepted accounting principles and in such a form and manner that all royalties owed to USL may be accurately determined; provided that Kos shall not destroy any such records if there is then pending any audit or if the parties are engaged in litigation with each other. Kos shall furnish USL copies of such records upon USL's request, which shall not be made more often than once per License Agreement Year. USL shall keep all such records confidential.

         4.3 AUDIT OF RECORDS. USL shall have the right, from time to time at reasonable times during normal business hours through an independent certified public accountant reasonably acceptable to Kos (it being agreed by the parties that the independent accounting firm performing the audit of Kos for such year shall be reasonably acceptable to Kos), to examine the records of Kos in order to verify the calculation of any royalties payable under this Agreement. Such examination and verification shall not occur more than once each License Agreement Year and once during the calendar year immediately following termination of this Agreement. Unless otherwise agreed to in writing by Kos, the fees and expenses of performing such examination and verification shall be borne by USL. If such examination reveals an underpayment by Kos of more than five percent (5%) for any License Quarter examined, Kos shall pay USL the amount of such underpayment plus interest and shall reimburse USL for all reasonable expenses of the accountant performing the examination. Any accountant entitled hereunder to examine the books and other records of Kos shall not disclose any information relating to the business of Kos, except such as should properly be contained in any statement of account to USL required hereunder.

ARTICLE 5.  POTENTIAL INTERFERENCE

         5.1 EXCHANGE OF EVIDENCE. Kos and USL, promptly following the declaration of an interference by the Board of Interference of the PTO, shall diligently and in good faith exchange in confidence evidence of invention as to the claims that are subject to the interference, and their respective attorneys shall attempt to determine priority of invention in accordance with the laws of the United States and the Rules of Practice of the PTO. Such evidence shall include, without limitation, testimony by sworn and notarized affidavit. Photographic copies of notebook pages or other records and an uncertified copy of any application involved in this exchange and of other documents, or photographs of exhibits may be introduced into evidence in lieu of originals and have the same force and effect as though the originals themselves had been introduced; provided, however, that during the course of this exchange, the originals will be available for inspection by opposing counsel during business hours at the offices of the

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respective attorneys of the parties. The attorneys for the parties may agree to an informal exchange of proofs; provided, however, that any evidence shall be submitted in affidavit form to the PTO in the event that a determination of priority cannot be agreed upon by the parties hereto.

         5.2 CONCESSION OF PRIORITY. The party that owns an application or patent, the applicant or patentee of which is determined by the attorneys for the respective parties not to be the first inventor under the laws of the United States and the Rules of Practice of the PTO as to the claims which are subject to such interference shall cause to be executed an agreement that concedes priority, and shall file such agreement with the PTO, with a copy delivered to the other party, along with any and all papers necessary to concede priority as to such claims and invention and to abandon any contest as to such claims and invention. Such agreement and papers shall set forth the facts upon which the concession of priority is based.

         5.3 DETERMINATION OF PRIORITY. In the event that a determination of priority is not agreed upon by the attorneys for the parties, the question of priority, including evidence exchanged by the parties pursuant to Section 5.1, which shall be stipulated to the extent possible, shall, upon declaration, if any, of an interference by the Board of Patent Interference of the PTO, be submitted to the PTO for determination as to priority in accordance with the PTO rules of practice governing interferences, i.e., 37 CFR Sections 1.601 ET SEQ. The determination of the Board of Patent Interference of the PTO on priority shall be final and unappealable.

ARTICLE 6.  USL LICENSE

         6.1 GRANT OF LICENSE TO USL. Kos hereby grants to USL and only USL a perpetual, worldwide, royalty-free, non-exclusive license to make, use and sell any USL Product covered by a claim in a Kos Patent Appln or a patent that issues from a Kos Patent Appln.

         6.2 SUBLICENSES OF USL LICENSE. The license granted to USL under
Section 6.1 shall be non-assignable and non-transferable; provided, however, that USL shall have the right to grant sublicenses of such license to a supplier for the sole purpose of supplying USL Products to USL for re-sale by USL through its normal channels of distribution.

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         6.3 SURVIVAL OF USL LICENSE. The rights granted USL under this Article
6 shall survive any termination of this Agreement pursuant to Sections 10.1, 10.2, or, in connection with a material breach of this Agreement by Kos, 10.3.

ARTICLE 7.  PATENTS & PATENT LITIGATION

         7.1 MAINTENANCE OF PATENTS. USL shall use its best efforts to prosecute and maintain each of the Licensed Patents in all countries where such application or patent has been filed or issued. USL shall keep Kos informed, on a timely basis, of changes to the status of the Licensed Patents. USL shall be solely responsible for all expenses incurred in connection with the prosecution and maintenance of such applications and patents.

         7.2 INFRINGEMENT BY THIRD PARTIES. In the event that any of the Licensed Patents is infringed by a third party, the parties shall promptly meet and discuss the infringement and decide how they wish to proceed to abate the infringement. If the parties reach an agreement with regard to the enforcement of such Licensed Patent, USL shall proceed with enforcement of the Licensed Patent (alone or jointly with Kos) and the recovery shall be shared in the same manner as the parties have agreed to share the costs of litigation. If USL fails to diligently prosecute such action or if USL is unwilling to proceed with the enforcement of the Licensed Patent for more than ninety (90) days, or such shorter period of time as may be necessary to ensure there is no waiver of rights, following notice of infringement, Kos shall have the right to initiate such litigation in its own name and at its expense. In such event, Kos shall be entitled to all recovery. In all cases, USL shall have the right to fully participate in the litigation at its expense. Kos shall not have any right to offset the costs of litigation against royalties (whether earned or not) unless otherwise agreed in writing between the parties. When either party litigates under this paragraph, the other party shall be kept informed of such activities in writing at least every License Quarter, and it shall not settle or otherwise compromise any claim or proceedings without providing prior written notice to the other party hereto. Each party shall immediately inform the other party of any acts that do or could constitute infringement of a Licensed Patent.

         7.3 CHALLENGE. In the event that (i) the validity of both Licensed Patents is challenged in any country other than the United States by a third party, and (ii) the royalty payments made by Kos during the immediately preceding License Agreement Year on Net Sales of Licensed Products outside the United States did not exceed the cap on such royalty payments pursuant to
Section 3.4, Kos shall have the right to escrow all royalties owed under Sections 3.2 and 3.3 on the Net Sales of Licensed Products in such country during the pendency of such challenge. In the event that one or both

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Licensed Patents survive such challenge and there is at least one surviving claim that covers the Licensed Products in accordance with Section 1.6, Kos shall immediately pay all such escrowed royalties to USL plus accrued interest thereon. In the event that one or both Licensed Patents survive any such challenge, but no surviving claims cover the Licensed Product pursuant to
Section 1.6, or in the event that neither Licensed Patent survives any such challenge, then USL agrees that Kos shall be entitled to keep all such escrowed royalties plus accrued interest thereon.

         7.4  ACTIONS BY THIRD PARTIES.

                  7.4.1 Subject to Section 7.4.2, Kos shall have the exclusive right to defend, settle or compromise all litigation (including actions, suits and proceedings before judicial or administrative tribunals, and arbitration proceedings) in which Kos, its officers, directors or shareholders, Sublicensees, or its vendees are charged by virtue of the manufacture, use or sale of a Licensed Product under this Agreement with infringement of any intellectual property rights of third parties.

                  7.4.2 If any third party shall bring an action against Kos, its officers, directors or shareholders, Sublicensees or its vendees for infringement of any patent or rights thereunder of such third party, by reason of the manufacture, use or sale of a Licensed Product by Kos, Sublicensees, or their customers (ultimate or in privity or otherwise), Kos shall promptly give written notice to USL of the institution of such action. Kos shall be solely responsible for the costs and expenses of defending such infringement actions. Kos shall be entitled, in its sole discretion, but after consultation with USL, to settle or compromise any infringement action against Kos or Sublicensees relating to a Licensed Product.

ARTICLE 8.  CONFIDENTIALITY

         8.1 CONFIDENTIALITY. Except as specifically provided in this Agreement, and except as may be required by law or by a governmental agency, each of Kos and USL agrees that it will not, directly or indirectly, disseminate, disclose, or otherwise make available, to any third party other than by Kos or USL to a
Sublicensee: (i) the terms of this Agreement; or (ii) any information contained in the Kos Patent Appln or the Licensed Patents, or any other information pertaining to the Kos Patent Appln, the Licensed Patents or a Licensed Product. Each of Kos and USL further agrees that it will take all steps reasonably necessary to carry out this obligation, until such information is, or becomes, available or generally known to the public other than due to disclosure by such party and without any restrictions as to disclosure from a third party which has the right to make such disclosure. The provisions hereof shall survive the termination of

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this Agreement. Each of the parties shall have the right to disclose relevant provisions of this Agreement to investors, potential investors, lenders, regulatory authorities, and other appropriate business contacts that reasonably require disclosure of such provisions so long as the disclosure of such provisions is covered by a confidentiality agreement that is consistent with the confidentiality provisions contained in this Article 8.

         8.2 PRESS RELEASES. Except as permitted under this Section 8.2, neither party shall issue a press release or public statement regarding the existence of this Agreement or the terms thereof. Notwithstanding Section 8.1, Kos may issue a press release or otherwise publicize this Agreement; provided that Kos provides USL with five (5) days prior written notice of such press release or publication. Nothing herein shall prohibit any disclosures by either party required by law, such as those required under the securities laws of the United States, but in such event the disclosing party shall seek confidential treatment to the extent feasible.

ARTICLE 9.  REPRESENTATIONS, WARRANTIES & COVENANTS.

         9.1 REPRESENTATIONS, WARRANTIES & COVENANTS OF USL. USL represents and warrants that: (i) it has full right, power and authority to enter into this License Agreement and to grant the licenses granted to Kos under Article 2; (ii) it has not assigned, transferred, conveyed, licensed, pledged or otherwise encumbered any of its right, title and interest, in whole or in part, in the Licensed Patents to any third party; (iii) it is the sole and exclusive owner of the Licensed Patents, which ownership is free and clear of any liens, charges and encumbrances; (iv) to the best of USL's knowledge, no aspect of this License Agreement or any USL Product infringes upon any rights owned or possessed by any third party; (v) to the best of USL's knowledge, the Licensed Patents are valid and enforceable; (vi) there are no claims, judgments or settlements to be paid by USL or any pending claims or litigation against or threatened by or against USL relating to the Licensed Patents; (vii) it has no agreement with any third party which conflicts in any way with its obligations to Kos under this Agreement; and (viii) USL agrees not to assert against Kos any niacin patent having an effective filing date prior to the effective date of this Agreement, the use of which is required for the ordinary practice of the rights herein licensed, but only to the extent of such requirement.

         9.2 REPRESENTATIONS, WARRANTIES & COVENANTS OF KOS. Kos represents and warrants that: (i) it has full right, power and authority to enter into this Agreement and to grant the license granted to USL under Article 6; (ii) it has not assigned, transferred, conveyed, licensed, pledged or otherwise encumbered any of its right, title and interest, in whole or in part, in the

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Kos Patent Appln to any third party; (iii) it is the sole and exclusive owner of the Kos Patent Appln, which ownership is free and clear of any liens, charges and encumbrances; (iv) to the best of Kos's knowledge, no aspect of this License Agreement or the Niaspan(R) Product infringes upon any rights owned or possessed by any third party; (v) there are no claims, judgments or settlements to be paid by Kos or any pending claims or litigation against or threatened by or against Kos relating to the Kos Patent Appln; (vi) it has no agreement with any third party which conflicts in any way with its obligations to USL under this Agreement; and (vii) Kos agrees not to assert against USL any niacin patent having an effective filing date prior to the effective date of this Agreement, the use of which is required for the ordinary practice of the rights herein licensed, but only to the extent of such requirement.

ARTICLE 10.  TERM & TERMINATION

         10.1 TERM. The term of this Agreement, unless terminated as provided herein, shall remain in effect in each country in the Territory for so long as at least one of the Licensed Patents is valid and enforceable in such country.

         10.2 TERMINATION BY KOS. Kos may terminate this Agreement at any time following the fourth anniversary of the date of this Agreement upon thirty (30) days prior written notice.

         10.3 TERMINATION UPON BREACH. Either party may provide the other with written notice of a material breach of this Agreement by the other party and the breaching party shall have sixty (60) days from the date on which it receives such notice in which to cure such breach. In the event that such breach is not cured on a timely basis, the non-breaching party shall have the right to terminate this Agreement upon ten (10) days prior written notice.

ARTICLE 11.  MISCELLANEOUS.

         11.1 ASSIGNMENT. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party hereto; provided that (i) Kos may assign without USL's consent all of Kos' rights under this Agreement in connection with a merger in which Kos is not the surviving entity or in connection with a sale or transfer of substantially all of the assets of Kos,
(ii) USL may assign without Kos' consent all of USL's rights under this Agreement, except for the license granted to USL under Article
6, in connection with a merger in which USL is not the surviving entity or in connection with a sale or transfer of substantially all of the assets of USL, and (iii) either party may assign, without the consent of the other party, its rights under this Agreement to a wholly-owned subsidiary of such party. Any

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THE COMPANY HAS OMITTED CERTAIN CONFIDENTIAL INFORMATION FROM THIS DOCUMENT.
ASTERISKS DENOTE SUCH OMISSIONS.

attempted assignment not in accordance with and permitted by this Section 11.1 shall be void.

         11.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.

         11.3 FAILURE TO ENFORCE. The failure of either party at any time, or for any period of time, to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions or as a waiver of the right of such party thereafter to enforce each and every such provision.

         11.4 NOTICES. Any notice required to be given under this Agreement is properly provided if in writing and either hand delivered, transmitted via facsimile with a confirming copy sent by first class mail, or sent by express or certified mail, postage prepaid, to the parties at the following addresses, unless another address is provided in accordance with the provisions of this
Section 11.5:

         If to Kos:                         1001 Brickell Bay Drive
                                            Suite 2502
                                            Miami, Florida 33131
                                            Facsimile No. (305) 577-4596
                                            Attention: President

         with a copy to:                    Holland & Knight LLP
                                            One East Broward Boulevard
                                            Fort Lauderdale, Florida 33301
                                            Facsimile No. (954) 463-2030
                                            Attention: Steven Sonberg, Esq.

         If to USL:                         14905 23rd Avenue North
                                            Minneapolis, Minnesota  55447
                                            Facsimile No. (612) 476-4026
                                            Attention: President

         with a copy to:                    Merchant & Gould
                                            3100 Norwest Center
                                            Minneapolis, Minnesota 55402
                                            Facsimile No. (612) 332-9081
                                            Attention: Cecil Schmidt, Esq.

         11.5 SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent

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jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement for either is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, such party may terminate this Agreement by giving written notice to the other party.

         11.6 HEADINGS. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

         11.7 INTEGRATION. This Agreement constitutes the entire agreement between the parties hereto as of the Effective Date hereof, and there are no understandings, representations or warranties of any kind with respect thereto except as expressly set forth herein. No modification of this Agreement shall be effective unless in writing and duly executed on behalf of each of the parties hereto.

         11.8 ACCEPTANCE BY FAX & COUNTERPARTS. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, which may be by telecopier, copies of the signature pages thereto. This Agreement may be executed in multiple counterparts, each of which shall together constitute one and the same instrument.

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ASTERISKS DENOTE SUCH OMISSIONS.


         The parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the date first written above.

                                    KOS PHARMACEUTICALS, INC.,
                                    a Florida corporation.

                                    /s/ Daniel M. Bell
                                    ----------------------------------
                                    Daniel M. Bell, President

                                    UPSHER-SMITH LABORATORIES,
                                    INC., a Minnesota
                                    corporation.

                                    /s/ Ian Troup
                                    ----------------------------------
                                    Ian Troup, President


                                      -15-


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ASTERISKS DENOTE SUCH OMISSIONS.

                                    EXHIBIT A

                       Possible Interference Notification

THE COMPANY HAS OMITTED CERTAIN CONFIDENTIAL INFORMATION FROM THIS DOCUMENT. ASTERISKS DENOTE SUCH OMISSIONS.


                                    EXHIBIT B

                                 Evenstad Patent

THE COMPANY HAS OMITTED CERTAIN CONFIDENTIAL INFORMATION FROM THIS DOCUMENT. ASTERISKS DENOTE SUCH OMISSIONS.




                                    EXHIBIT C

                                 O'Neill Patent

THE COMPANY HAS OMITTED CERTAIN CONFIDENTIAL INFORMATION FROM THIS DOCUMENT. ASTERISKS DENOTE SUCH OMISSIONS.



                                    EXHIBIT D

                                Kos Patent Appln